     As filed with the Securities and Exchange Commission on June 29, 2001
                                                           Registration No. 333-

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------
                                  AKSYS, LTD.
            (Exact name of Registrant as specified in its charter)


        Delaware                                         36-3890205
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              Two Marriott Drive
                         Lincolnshire, Illinois 60069
              (Address of principal executive offices) (Zip Code)
                          --------------------------

                      Aksys, Ltd. 1996 Stock Awards Plan
                           (Full title of the Plan)
                          --------------------------

                                William C. Dow
                     President and Chief Executive Officer
                                  Aksys, Ltd.
                              Two Marriott Drive
                         Lincolnshire, Illinois 60069
                                (847) 229-2020
(Name, address and telephone number, including area code, of agent for service)

                          --------------------------

                                   Copy to:

                              Keith S. Crow, Esq.
                               Kirkland & Ellis
                             200 E. Randolph Drive
                               Chicago, IL 60601
                                (312) 861-2000

                        CALCULATION OF REGISTRATION FEE

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                                                                       Proposed Maximum     Proposed Maximum       Amount of
                                                  Amount to be         Offering Price       Aggregate Offering     Registration Fee
Title of Securities to be Registered              Registered (1)       Per Share (2)        Price (2)              (3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share           500,000 shares       $9.11                $4,555,000             $1,138.75

------------------------------------------------------------------------------------------------------------------------------------

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").
(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average high and low prices of the Registrant's common stock on June 22, 2001, as reported by the Nasdaq National Market.
(3) Pursuant to Rule 429 of the Securities Act, a combined prospectus, relating to the 500,000 shares registered hereby and the 900,250 shares registered pursuant to the registration statement filed on December 17, 1996 (Registration No. 333-18073), will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act. The previously-paid fling fee associated with the 900,250 shares registered under the registration statement dated on December 12, 1996 totaled $2,519,49.
================================================================================

                                EXPLANATORY NOTE

     This Form S-8 Registration Statement incorporates by reference the Form S-8 Registration Statement filed by us on December 17, 1996 (Registration No. 333-18073) (the "Original Filing"). Any items in the Original Filing not expressly changed hereby shall be as set forth in the Original Filing.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     The documents containing the information specified in Part I will be delivered to participants in the plan covered by this registration statement, in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Aksys, Ltd. 1996 Stock Awards Plan are available without charge by contacting:

                                  Aksys, Ltd.
                                  Controller
                              Two Marriott Drive
                          Licolnshire, Illinois 60069
                                (847) 229-2020

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended, until such time as this registration statement is no longer in effect:

     (a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (b) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

     (c) the description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission, including any amendment or report filed for the purpose of updating such description.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute required court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Article X of our Certificate of Incorporation requires indemnification to the fullest extent permitted by Delaware law.

     Our officers and directors are covered by an insurance policy indemnifying against certain liabilities which arise from their activities performed on our behalf, including liabilities under the Securities Act in certain circumstances.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconductor a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article X of our Certificate of Incorporation includes such a provision.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8. Exhibits.

          Exhibit
          Number    Registration
          ------    ------------
             4.4    Aksys, Ltd. 1996 Stock Awards Plan, as amended (incorporated by reference to our Notice of Annual Meeting and Proxy
                    Statement dated March 21, 2001).

             5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of common stock being registered hereby.

            23.3    Consent of Kirkland & Ellis (included in Exhibit 5).

            23.4    Consent of KPMG LLP.

              24 Power of Attorney (included in signature page to the registration statement).


Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lincolnshire, State of Illinois, on this 28th day of June, 2001.

                                       AKSYS, LTD

                                       /s/ William C. Dow
                                       -------------------------
                                       William C. Dow
                                       President and Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William C. Dow and Dennis G. Erwin, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                       Title                                Date
----------------------------------------------------------------------------------------

/s/ William C. Dow                                                         June 28, 2001
---------------------------    President, Chief Executive Officer
William C. Dow                 and Director

                                                                           June 28, 2001
/s/ Dennis G. Erwin
---------------------------    Senior Vice President and Chief
Dennis G. Erwin                Financial Officer

                                                                           June 28, 2001
/s/Richard B. Egen             Chairman of the Board
---------------------------
Richard B. Egen
                                                                           June 28, 2001
/s/ Peter H. McNerney          Director
---------------------------
Peter H. McNerney

/s/ W. Dekle Rountree, Jr.     Director                                    June 28, 2001
---------------------------
W. Dekle Rountree, Jr.


         Signature                       Title                                Date
----------------------------------------------------------------------------------------

/s/  Bernard S. Tresnowski     Director                                    June 28, 2001
--------------------------
Bernard S. Tresnowski

                               INDEX TO EXHIBITS


Exhibit
Number        Registration
-------       ------------

    4.4 Aksys, Ltd. 1996 Stock Awards Plan, as amended (incorporated by reference to our Notice of Annual Meeting and Proxy Statement dated March 21, 2001).

    5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of common stock being registered hereby.

   23.3       Consent of Kirkland & Ellis (included in Exhibit 5).

   23.4       Consent of KPMG LLP.

     24 Power of Attorney (included in signature page to the registration statement).